UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 3, 2011

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Stockholders held on May 3, 2011, our stockholders voted on the proposals described below, which were adopted by the votes indicated.
1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Number of Shares
	Voted For	Withheld	Non-Votes
James J. Kim	158,985,113	2,485,491	17,386,612
Roger A. Carolin	160,194,210	1,276,394	17,386,612
Winston J. Churchill	155,389,104	6,081,500	17,386,612
Kenneth T. Joyce	159,646,886	1,823,718	17,386,612
John T. Kim	159,425,395	2,045,209	17,386,612
John F. Osborne	160,193,334	1,277,270	17,386,612
DongHyun Park	160,145,635	1,324,969	17,386,612
James W. Zug	160,137,095	1,333,509	17,386,612
2.	Advisory vote on the compensation of our named executive officers.

Voted For	Voted Against	Abstained	Non-Votes
159,899,080	1,053,656	517,868	17,386,612
3.	Advisory vote on the frequency of future advisory votes on named executive officer compensation.

Voted For	Voted For	Voted For
1 Year	2 Years	3 Years	Abstained	Non-Votes
76,489,057	113,233	2,349,884	82,518,430	17,386,612
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Voted For	Voted Against	Abstained
176,594,916	2,143,548	118,752

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011	Amkor Technology, Inc.
/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel